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                                                                    EXHIBIT 10.3
                          REGISTRATION RIGHTS AGREEMENT


          AGREEMENT made as of this 15th day of May, 1996, by and between SAMSONITE CORPORATION, a Delaware corporation (the "Company"), and RICHARD R. NICOLOSI (the "Executive").

                              W I T N E S S E T H :

          WHEREAS, in connection with the employment of the Executive pursuant to the Employment Agreement (the "Employment Agreement"), dated as of the date hereof, by and between the Company and the Executive, the Executive desires to obtain registration rights with respect to certain shares of common stock, par value $0.01 per share ("Common Stock"), of the Company.

          WHEREAS, the Company desires to establish the terms and conditions of such registration rights.

          NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein and in the Employment Agreement and other good and valuable consideration, the Company and the Executive hereby agree as follows:

          1. DEMAND AND PIGGYBACK REGISTRATIONS. The Company and the Executive agree that, subject to the next succeeding sentence, the Executive shall have the same registration rights, and shall be subject to the same obligations and limitations in the exercise of such rights, as are provided to the "Holders" who have complied with the provisions of the Astrum International Corp. Registration Rights Agreement (the "Old Registration Rights Agreement"), dated as of June 1, 1993 (regardless of whether the Old Registration Rights Agreement remains in effect), with respect to any shares of Common Stock purchased by the Executive in the public markets or otherwise within 90 days after the date hereof (collectively, the "Registrable Shares"), PROVIDED that notwithstanding Section 3(b) of the Old Registration Rights Agreement, the Company shall be required to provide, subject to the other terms and provisions of the Old Registration Rights Agreement, up to two Demand Registrations (as defined in the Old Registration Rights Agreement) upon the request of the Executive with respect to the Registrable Shares regardless of any requests made by


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the Holders under the Old Registration Rights Agreement.  Notwithstanding the
foregoing, the Executive shall not be entitled to have the Registrable Shares so registered pursuant to this Section 1:

          (a) in the case of both Demand and Piggyback Registrations (as defined in the Old Registration Rights Agreement), prior to the earlier of (i) the 90th day after the second anniversary of the date of this Agreement or (ii) 180 days after the first underwritten primary offering of Common Stock to occur after the date of this Agreement, PROVIDED that if the Executive's employment is terminated by the Company for Cause (as defined in the Employment Agreement) or by the Executive other than for Good Reason (as defined in the Employment Agreement), (1) the Executive shall not be entitled to have the Registrable Shares registered in any Piggyback Registration prior to the earlier to occur of (x) the first anniversary of the Date of Termination (as defined in the Employment Agreement) or (y) 180 days after the first underwritten primary offering of Common Stock to occur after the date of this Agreement and (2) the Executive shall not be entitled to any Demand Registrations;

          (b) unless, in the case of the second of such two Demand Registrations, the Executive pays all the out-of-pocket and incremental costs incurred by the Company and the Executive in connection with such Demand Registration;

          (c) unless, in the case of any Demand Registration, the aggregate Fair Market Value (as defined in the Stock Option Agreement, dated as of the date hereof, by and between the Executive and the Company) of the Registrable Shares requested to be registered shall be at least $1 million as of the date of the Executive's request for registration; and

          (d) in the case of both Demand and Piggyback Registrations, to the extent that registration is not then required, in the opinion of counsel to the Company experienced in securities laws matters, for the public sale by the Executive of the Registrable Shares requested to be so registered.



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          2.  REGISTRATION.  Not later than the first anniversary of the date of this Agreement, the Company shall file a registration statement on Form S-8 (or any successor form for the registration under the Securities Act of securities to be offered pursuant to employee benefit plans) registering the Restricted Shares (as defined in the Employment Agreement) under the Securities Act, subject to then applicable rules and regulations, in order to permit the public resale thereof by the Executive. This Section 2 shall apply only to the extent that an effective registration statement is then required for the public sale by the Executive of the Restricted Shares.

          3. HOLDBACK AGREEMENT. The Executive agrees not to offer for sale, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities that represent the right to receive shares of Common Stock during the 10 days prior to and the 180 days beginning on the effective date of any underwritten primary or secondary offering of equity securities of the Company (including, but not limited to, any underwritten Demand Registration or any underwritten Piggyback Registration whether or not Registrable Shares are included (except as part of such underwritten registration)) unless the underwriters managing the offering otherwise agree, in each case to the extent timely notified of such offering in writing by the Company or by the managing underwriter or underwriters. The Company and the Executive agree that the provisions of this Section 3 shall be enforceable by such underwriter(s) against the Executive, it being understood that such underwriter(s) are intended third party beneficiaries hereof and, if so requested by such underwriter(s), the Executive agrees to execute and deliver to such underwriter(s) such agreements and instruments, in form and substance reasonably satisfactory to such underwriter(s), further evidencing such Holder's agreement not to sell such securities during such period.

          4. NOTICES. Notices, demands and all other communications provided for in this agreement (together with the Old Registration Rights Agreement to the extent that the terms thereof are incorporated herein, this "Agreement") shall be writing and shall be deemed to have been duly given (i) when hand delivered, (ii) when sent if sent by overnight mail, overnight courier or facsimile transmission or (iii) when mailed by United States regis-



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tered mail, return receipt requested, postage prepaid, addressed, as follows:

               If to the Company:

               Samsonite Corporation
               11200 East Forty-Fifth Avenue
               Denver, Colorado  80239-3018
               Attention:  Board of Directors
               c/o Corporate Secretary
     `         (with a copy to the attention of General
               Counsel at the same address)

               If to the Executive:

               Richard R. Nicolosi
               4408 Intracoastal Drive
               Highland Beach, Florida  33487

(in each case with a copy to Gregory A. Fernicola, Esq., at Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022 and Howard G. Kristol, Esq., at Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111) or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          5. BENEFITS OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the Executive and all rights granted to the Company under this Agreement shall be binding upon the Executive. No other person shall have any rights under this Agreement.

          6. SEVERABILITY. In the event that any one or more provisions of this Agreement shall be deemed to be illegal or unenforceable, such illegality or unenforceability shall not affect the validity and enforceability of the remaining legal and enforceable provisions herein, which shall be construed as if such illegal or unenforceable provision or provisions had not been inserted.



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          7.   ENTIRE AGREEMENT.  The parties hereto agree that this Agreement contains the entire understanding and agreement between them with respect to the subject matter hereof and that the provisions of this Agreement may not be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties hereto.

          8. WAIVER. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

          9. GOVERNING LAW. This Agreement shall be construed and governed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

          10. INCORPORATION BY REFERENCE. The incorporation herein of any terms by reference to another document shall not be affected by the amendment, modification or termination of any agreement set forth in such other document or the invalidity of any provision thereof.

          11. TIME PERIODS. Any action required to be taken under this Agreement within a certain number of days shall be taken within that number of calendar days; provided that if the last day for taking such action falls on a weekend or a holiday, the period during which such action may be taken shall be automatically extended to the next business day.

          12. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.



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          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by an authorized officer and the Executive has hereunto set his hand all as of the day, month and year first above written.


                                       SAMSONITE CORPORATION


                                       By: /s/ Robert H. Falk
                                           -----------------------------------
                                           Name: Robert H. Falk
                                           Title: Asst. Secretary

                                       Executive:

                                       /s/ Richard R. Nicolosi
                                       ---------------------------------------
                                       Richard R. Nicolosi
                                       May 15, 1996




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